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                                                                 Exhibit 10.5.3



                            FIRST AMENDMENT OF LEASE

         This First Amendment of Lease ("Amendment") is made and entered into as of the 1st day of of March, 1999 by and between MARTIN P. HULL, MIEKE DANKERS, DENNIS W. ROYER and CHRISTINE J. ROYER, tenants in common, each hereinafter referred to as "Lessor" and DELTAGEN, a Delaware corporation ("Lessee").

                                    RECITALS

         A. Lessor and Lessee entered into a lease dated January 25, 1997 ("Lease"), for the lease of the building at 1031 Bing Street, San Carlos, San Mateo County, California ("Premises").

         B. Lessor and Lessee now desire to amend the terms of the Lease to provide for an extension of the Lease Term.

         NOW, THEREFORE, in cosideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

         1. Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease, that are used herein, are intended to be used with the definition given to them in the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby: In the event of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall prevail.

         2. Paragraph 1.3 is amended to extend the Lease Expiration Date by four
(4) years to the date of February 29, 2004.

         3. Paragraph 1.5 is amended to provide for the payment of the following sums of Base Rent:

            Commencing on March 1, 1999, and continuing through the month of February, 2004, the monthly Base Rent shall be $13,260.00.

         4. Paragraph 7.4 is amended as follows: Notwithstanding anything else contained in the Lease to the contrary, Lessee Owned Alterations and Utility Installations may be retained and removed from the Premises by the Lessee, at the termination of the Lease term. Any items not removed shall become the property of Lessor. Upon surrender of the Premises, at the Lease termination, Lessee shall not be responsible for removal of approved Lessee Owned Alterations or Utility Installations, nor the restoration of the Premises to its original condition, prior to the commencement of the Lease. Nevertheless, any damage caused by the removal of Lessee's property from the Premises shall be repaired by Lessee. Upon surrender of the Premises, the Premises shall be clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted.

         5. Paragraph 50(d) is replaced as follows: "Lessor and Lessee agree that Lessor shall have no obligation to maintain HVAC units, except for the HVAC units which were installed in the premises by January 25, 1997. However, with respect to those units, Lessee shall bear the first $4,800 of maintenance or repair cost each year."

         6. Paragraph 51 of the Lease is deleted in its entirety.

         7. Paragraph 52 of the Lease is deleted in its entirety.

         8. Paragraph 53 of the Lease is deleted in its entirety.

         9. Lessor agrees to pay for any and all brokerage services or fees incurred by Lessor to obtain this Lease extension, if any, and in the event Lessee exercises the option set forth below, for the Lease extension resulting from the exercise of the option. Lessee shall not be obligted to pay Lessor's real


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estate brokerage fees. Lessor and Lessee each agree to indemnify, defend and hold the other party harmless from and against any and all liability, damages and costs (including attorneys' fees) incurred by the other as a result of a claim made by the other party's real estate broker.

         10. Provided Lessee is not in material default under any of the terms, covenants or conditions of this Lease, and subject to the terms and conditions set forth herein, Lessee is herby granted the option to extend this Lease for a period of five (5) years:

         a. Lessee shall notify Lessor in writing of Lessee's exercise of the option on or before December 1, 2003.

         b. The extended term of this Lease shall commence on March 1, 2004 and shall end on February 28, 2009 ("First Extended Term").

         c. The monthly Base rent shall continue to be the monthly sum of $13,260.00 throughout the First Extended term.

         11. Except as herein modified and amended, the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have signed this First Amendment of Lease, which, for reference purposes, shall be deemed to have been dated as of March 1, 1999.


Lessor:                                        Lessee:


  /s/ Martin P. Hull                           DELTAGEN, a Delaware corporation
------------------------------------
Martin P. Hull


  /s/ Mieke Dankers                     By:      /s/ William Matthews
------------------------------------           --------------------------------
Mieke Dankers                                  Its Chief Executive Officer


  /s/ Dennis W. Royers
-----------------------------------
Dennis W. Royers


  /s/ Christine J. Royers
-----------------------------------
Christine J. Royers